RE COMMERCIAL METALS COMPANY Q 1 F Y ’ 2 2 S u p p l e m e n t a l S l i d e s

Forward-Looking Statements Q1 FY22 Supplemental Slides │ January 10, 2022 2 This presentation contains “forward-looking statements" within the meaning of the federal securities laws with respect to general economic conditions, key macro-economic drivers that impact our business, the effects of ongoing trade actions, the effects of continued pressure on the liquidity of our customers, potential synergies and organic growth provided by acquisitions and strategic investments, demand for our products, metal margins, the effect of COVID-19 and related governmental and economic responses thereto, the ability to operate our steel mills at full capacity, future availability and cost of supplies of raw materials and energy for our operations, share repurchases, legal proceedings, the undistributed earnings of our non-U.S. subsidiaries, U.S. non-residential construction activity, international trade, capital expenditures, our liquidity and our ability to satisfy future liquidity requirements, the proposed Tensar acquisition and the timing thereof, estimated contractual obligations, the expected capabilities and benefits of new facilities, the timeline for execution of our growth plan, and our expectations or beliefs concerning future events. The statements in this presentation that are not historical statements, are forward-looking statements. These forward-looking statements can generally be identified by phrases such as we or our management "expects," "anticipates," "believes," "estimates," "future," "intends," "may," "plans to," "ought," "could," "will," "should," "likely," "appears," "projects," "forecasts," "outlook" or other similar words or phrases, as well as by discussions of strategy, plans, or intentions. Our forward-looking statements are based on management’s expectations and beliefs as of the date of this presentation. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or circumstances or any other changes. Important factors that could cause actual results to differ materially from our expectations include those described in Part I, Item 1A, Risk Factors, of our annual report on Form 10-K for the fiscal year ended August 31, 2021, as well as the following: changes in economic conditions which affect demand for our products or construction activity generally, and the impact of such changes on the highly cyclical steel industry; rapid and significant changes in the price of metals, potentially impairing our inventory values due to declines in commodity prices or reducing the profitability of our downstream contracts due to rising commodity pricing; impacts from COVID-19 on the economy, demand for our products, global supply chain and on our operations, including the responses of governmental authorities to contain COVID-19 and the impact of various COVID-19 vaccines; excess capacity in our industry, particularly in China, and product availability from competing steel mills and other steel suppliers including import quantities and pricing; compliance with and changes in existing and future laws, regulations and other legal requirements and judicial decisions that govern our business, including increased environmental regulations associated with climate change and greenhouse gas emissions; involvement in various environmental matters that may result in fines, penalties or judgments; evolving remediation technology, changing regulations, possible third-party contributions, the inherent uncertainties of the estimation process and other factors that may impact amounts accrued for environmental liabilities; potential limitations in our or our customers' abilities to access credit and non-compliance of their contractual obligations, including payment obligations; activity in repurchasing shares of our common stock under our repurchase program; financial covenants and restrictions on the operation of our business contained in agreements governing our debt; our ability to successfully identify, consummate and integrate acquisitions, and the effects that acquisitions may have on our financial leverage; risks associated with acquisitions generally, such as the inability to obtain, or delays in obtaining, required approvals under applicable antitrust legislation and other regulatory and third party consents and approvals; operating and startup risks, as well as market risks associated with the commissioning of new projects could prevent us from realizing anticipated benefits and could result in a loss of all or a substantial part of our investments; lower than expected future levels of revenues and higher than expected future costs; failure or inability to implement growth strategies in a timely manner; impact of goodwill impairment charges; impact of long-lived asset impairment charges; currency fluctuations; global factors, such as trade measures, military conflicts and political uncertainties, including changes to current trade regulations, such as Section 232 trade tariffs and quotas, tax legislation and other regulations which might adversely impact our business; availability and pricing of electricity, electrodes and natural gas for mill operations; ability to hire and retain key executives and other employees; competition from other materials or from competitors that have a lower cost structure or access to greater financial resources; information technology interruptions and breaches in security; ability to make necessary capital expenditures; availability and pricing of raw materials and other items over which we exert little influence, including scrap metal, energy and insurance; unexpected equipment failures; losses or limited potential gains due to hedging transactions; litigation claims and settlements, court decisions, regulatory rulings and legal compliance risks; risk of injury or death to employees, customers or other visitors to our operations; and civil unrest, protests and riots.

3 ✓ Vertical structure optimizes returns through the entire value chain ✓ Disciplined capital allocation focused on maximizing returns for our shareholders Q1 FY22 Supplemental Slides │ January 10, 2022 ✓ Leading positions in core product and geographical markets ✓ Focused strategy that leverages capabilities and competitive strengths ✓ Strong balance sheet and cash generation provides flexibility to execute on strategy A Clear Path to Value Creation

Key Takeaways From Today's Call

✓ **Unprecedented financial performance**
- Achieved record quarterly Adjusted Earnings from Continuing Operations and 3rd consecutive quarterly record Core EBITDA
- Previous efforts to strategically transform CMC made recent profit levels possible

✓ **Building for the future**
- Pending Tensar acquisition – meaningfully extends CMC's growth runway and creates a unique provider of reinforcement solutions
- $313 million gross proceeds from Rancho Cucamonga site sale
- Mill investments – strengthen operational footprint and provide significant internal synergies

✓ **Favorable outlook for FY 2022; business conditions are strong in all major end markets**
- Positioned to maintain operational momentum

✓ **Strong financial position**
- Flexibility to fund growth and provide competitive levels of cash distributions to shareholders

$327 million Q1 Core EBITDA[1]	**$199 million** Adjusted Earnings from Continuing Operations[1]
$1.62 Q1 Adjusted EPS[1]	**25%** Q1 Annualized ROIC[1]

CMC

1 Core EBITDA, adjusted earnings from continuing operations, adjusted earnings per share, and return on invested capital are non-GAAP financial measures. For definitions and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, see the appendix to this document

Q1 FY22 Supplemental Slides | January 10, 2022 4

A Clearly Sustainable Future – Proud of Our Progress

With GHG emissions intensity already below the 2040 Paris Climate Agreement industry target, CMC continues to set new lower emissions targets

		CMC Performance	Industry Average	Comparison
GHG Emissions	Scope 1	0.197	0.82 MT CO2e / MT	
	Scope 1-3	0.698	1.89 MT CO2e / MT	63% lower than industry average
Energy Use	Energy Intensity	3.710	20.62 GJ / MT	82% lower than industry average
Water Use	Water Intake	1.241	28.60 m3 / MT	96% lower than industry average
Content	Virgin Material	2.0%	69.5% of content	67.5 percentage points lower than industry average

2030 Goals[1]	Progress on 2030 Goals[1]
Reduce our Scope 1 and 2 GHG emissions intensity by 20%	↓6.2% currently
Increase our renewable energy usage by 12% points	Renewables: ↑2.7% currently
Reduce our energy consumption intensity by 5%	Energy Intensity: ↓7.8% achieved
Reduce our water withdrawal intensity by 8%	↑7.8% currently

RESPECT FOR OUR ENVIRONMENT

At CMC, good business always aligns with good environmental practices:

- Environmental Stewardship
- Product Stewardship
- Reducing and managing our environmental impact

[1] Baseline for progress on environmental goals is fiscal year 2021

Sources: CMC 2021 Sustainability Report; scope 1 emissions based on direct emissions reported to the U.S. Environmental Protection Agency; virgin material content for industry based on data from Bureau of International Recycling; all other industry data sourced from the World Steel Association

CMC Q1 FY22 Supplemental Slides | January 10, 2022 5

Our People Are Our #1 Asset 6 Source: CMC 2021 Sustainability Report Note: BLS refers to the U.S. Bureau of Labor Statistics; ISRI refers to the Institute of Scrap Recycling Industries; SMA refers to Steel Manufacturers Association Q1 FY22 Supplemental Slides │ January 10, 2022 CMC’s mission is to ensure our team members leave each workday in the same condition in which they started. We strive to not only create a safety focused work environment, but a culture of shared accountability that carries that mission to the shop floor. CMC FY 2021 Total Recordable Incident Rate (TRIR) by Category 2.87 CMC ISRI BLS 1.39 1.89 4.1 Recycling 3.9 CMC BLS Fabrication CMC 1.22 SMA 1.73 BLS Mills In 2021, 103 of our facilities were incident-free │ 77 facilities have gone multiple years without an incident 2.1

Building for the Future – Executing on a Disciplined Growth Plan

Now Operating



Polish Expansion

- Utilized previous excess melt capacity to add 200,000 tons of higher-margin finished product output
- Leverages fixed cost over larger revenue base
- Provides significant commercial and operational flexibility
- Has significantly outperformed expectations during first two quarters of operation

Early CY 2022


Tensar

Tensar Acquisition (pending)

- Industry leader in specialty early-phase construction reinforcement
- Strong and stable margins with unparalleled innovation capabilities, best-in-class customer value proposition
- Meaningfully extends CMC's growth runway; creates a platform for further expansion in complementary high-margin engineered solutions
- Under-penetrated markets provide significant growth upside
- Acquisition creates a unique provider of reinforcement solutions for the domestic and international construction markets

Early CY 2023



Arizona 2

- CMC's 3rd micro mill – second at Mesa, AZ site
- First merchant bar-capable micro mill in the world
- Replaces rebar production from higher-cost former Steel CA plant
- Will further optimize mill network and provide access to large West Coast MBQ market
- Significant portion of capital investment offset by sale of former Steel CA site
- One of the greenest steel plants in the world

Fiscal 2025



Micro Mill 4 (MM4)

- State-of-the-art micro mill to serve the Northeast, Mid-Atlantic, and Mid-Western markets
- Will complement CMC's existing operational footprint – significant benefits expected from enhanced production flexibility, customer service capabilities, and logistical efficiencies
- Expected to be one of the most environmentally friendly steel mills in the world
- Site selection process is underway

CMC is targeting significant growth through a disciplined approach of 1) expanding in markets we know well; 2) growing with a customer base we know well; and 3) adding complementary solutions for applications we know well

Q1 FY22 Supplemental Slides | January 10, 2022 7

• Based on CMC’s current view of the marketplace, FY 2022 financial results are expected to be strong • Volumes in North America should be supported by a replenished backlog, as well as broad end market strength • Backlog is expected to reprice higher throughout fiscal 2022 • Europe volumes should be supported by a robust residential construction market and continued growth in industrial activity • Second quarter FY 2022 finished steel shipments should follow a typical seasonal pattern – declining sequentially from Q1 • Margins in the second quarter FY 2022 are expected to be consistent with, or slightly above, recent levels • Significant increase in steel product margins over scrap in North America and Europe − Margins up $82 per ton sequentially ($202 y/y) in North America, up $120 per ton in Europe ($236 y/y) • Margins per ton on sales of raw materials increased for the fourth consecutive quarter, hitting $268 per ton compared to a longer-term average of $160 • Downstream average selling price increased meaningfully from the prior quarter, a reflection of ongoing repricing of CMC’s backlog driven by higher priced new contracts • Downstream backlog grew on a year-over-year basis for second consecutive quarter • North America controllable costs per ton of finished steel increased from the prior year period, driven primarily by freight, energy, and mill consumables • Europe segment received a $15.5 million energy rebate during Q1 related to costs incurred in prior periods • New third rolling line in Europe running at high utilization, is consuming previous melt shop excess capacity that was formerly sold as third-party billets • Energy costs in Europe segment increased significantly from a year ago, but were more than offset by strong market dynamics − Hedged position led to far lower y/y increase compared to broader European spot electricity market • Major end markets in North America and Europe remained strong P e rf o rm a n c e D ri v e rs O u tl o o k Operational Update 8Q1 FY22 Supplemental Slides │ January 10, 2022 CMC completed the sale of its land parcel in Southern California. Gross proceeds of $313 million have been received.

157 327 113 65 (8) (0) 0 50 100 150 200 250 300 350 Q1 2021 North America Segment EBITDA Europe Segment EBITDA Corporate & Eliminations Non-Operating Items Q1 2022 Consolidated Operating Results 9Q1 FY22 Supplemental Slides │ January 10, 2022 Q1 ‘21 Q2 ‘21 Q3 ‘21 Q4 ‘21 Q1 ‘22 External Finished Steel Tons Shipped1 1,518 1,436 1,601 1,646 1,464 Core EBITDA2 $156,561 $171,087 $230,464 $255,916 $326,806 Core EBITDA per Ton of Finished Steel Shipped2 $103 $119 $144 $155 $223 Adjusted Earnings from Continuing Operations $69,778 $79,767 $127,106 $154,240 $199,152 Performance Summary Units in 000’s unless noted otherwise • $36.2 million tax benefit related to a loss on an international restructuring transaction • $2.5 million of costs incurred related to the pending acquisition of Tensar Corporation Non-Operating Charges / Benefits Figures are after tax for Q1 2022 [1] External Finished Steel Tons Shipped equal to shipments of Steel Products plus Downstream Products [2] Core EBITDA, Core EBITDA per ton of finished steel shipped, and Adjusted earnings from continuing operations are non-GAAP measures. For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, see the appendix to this document. Core EBITDA Bridge – Q1 2021 to Q1 2022 $ Millions

139 158 173 179 244 697 663 619 645 658 346 351 425 466 548 0 50 100 150 200 250 300 0 100 200 300 400 500 600 700 800 Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Adjusted EBITDA per Ton of Finished Steel Shipped Downstream Products Margin Over Scrap (1 Qtr Lag) Steel Products Margin Over Scrap 75 100 125 150 175 Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Wgt Avg Finished Steel ASP Wgt Avg Finished Steel Mgn Over Scrap Controllable Costs Adjusted EBITDA per ton Key Performance Drivers Q1 2022 vs Q1 2021 North America 10Q1 FY22 Supplemental Slides │ January 10, 2022 Q1 ‘21 Q2 ‘21 Q3 ‘21 Q4 ‘21 Q1 ‘22 External Finished Steel Tons Shipped1 1,121 1,083 1,197 1,186 1,099 Adjusted EBITDA $155,634 $171,612 $207,330 $212,018 $268,524 Adjusted EBITDA per Ton of Finished Steel Shipped $139 $158 $173 $179 $244 Adjusted EBITDA Margin 13.0% 13.6% 13.3% 12.8% 16.2% Performance Summary Units in 000’s unless noted otherwise • Significant increase in steel product margins over scrap − Up $202 per ton y/y and $82 per ton sequentially • Expanded margins on sales of raw materials − Spread of selling price over purchase cost increased $96 per ton on a y/y basis • Controllable cost negatively impacted by freight, energy, and mill consumables Notes: [1] External Finished Steel Tons Shipped equal to shipments of Steel Products plus Downstream Products [2] Steel Products Margin Over Scrap equals Average Selling Price minus Cost of ferrous scrap utilized [3] Downstream Products Margin Over Scrap equals Average Selling Price minus Cost of ferrous scrap utilized North America – Key Margins $ / ton D P a n d S P M a rg in O ve r S c ra p A d ju s te d E B IT D A p e r to n North America Indexed Margins and Controllable Cost $ / ton of external finished steel shipped [2] [3]

100 300 500 Q1-21 Q2-21 Q3-21 Q4-21 Q1-22 Spot European Average CMC Europe 36 46 124 147 219 199 204 288 315 435 0 50 100 150 200 250 100 150 200 250 300 350 400 450 500 Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Adjusted EBITDA per Ton Steel Products Margin Over Scrap Key Performance Drivers Q1 2022 vs Q1 2021 Europe 11Q1 FY22 Supplemental Slides │ January 10, 2022 Q1 ‘21 Q2 ‘21 Q3 ‘21 Q4 ‘21 Q1 ‘22 External Finished Steel Tons Shipped1 397 353 404 460 365 Adjusted EBITDA $14,470 $16,107 $50,005 $67,676 $79,832 Adjusted EBITDA per Ton of Finished Steel Shipped $36 $46 $124 $147 $219 Adjusted EBITDA Margin 7.4% 8.0% 17.6% 18.4% 24.3% Performance Summary Units in 000’s unless noted otherwise • Significant increase in margin over scrap − Up $236 per ton y/y and $120 per ton sequentially • Receipt of $15.5 million energy credit • Rebar volumes impacted by planned maintenance outage • Volumes of merchant and other products were unchanged from a year ago as higher-margin finished goods produced on the new rolling line replaced third party billet sales • Strong steel market dynamics more than offset impact of significant increase in electricity costs Europe – Key Margins $ / ton A d ju s te d E B IT D A p e r to n Indexed Electricity Price $ / megawatt hour [2] Notes: [1] External Finished Steel Tons Shipped equal to shipments of Steel Products plus Downstream Products [2] Steel Products Margin Over Scrap equals Average Selling Price minus Cost of ferrous scrap utilized [3] Average of day-ahead electricity prices for Germany, France, Northern Italy, and Belgium as sourced from Bundesnetzagentur S te e l P ro d u c t M a rg in O ve r S c ra p [3]

Disciplined Capital Allocation Strategy 12Q1 FY22 Supplemental Slides │ January 10, 2022 $350 million share repurchase program in place 17% increase to quarterly dividend to $0.14 per share in Q4 FY 2021 Shareholder Cash Distribution Programs in Place CMC intends to distribute a meaningful portion of free cash flow to shareholders with share buybacks supplementing an enhanced dividend stream Value-Generating Growth1 Shareholder Distributions2 Debt Management3 Maintain Strong and Flexible Balance Sheet

$5 $37 $11 $140 $155 $279 $380 $541 $0 $100 $200 $300 $400 $500 $600 FY 2015 FY 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 L12M (to Q1 '22) Cash Generation Profile 13Q1 FY22 Supplemental Slides │ January 10, 2022 Adjusted EBITDA Less Sustaining Capital Expenditures and Disbursements to Stakeholders 1 CMC’s cash flow capabilities have been greatly enhanced through our strategic transformation FY 2022 capital expenditures expected in a range of $475 million to $525 million Source: Public filings, Internal data [1] Adjusted EBITDA less Sustaining Capital Expenditures and Disbursements to Stakeholders is a non-GAAP financial measure. For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, see the appendix to this document.

40 72 150 397 $415 Balance Sheet Strength 14Q1 FY22 Supplemental Slides │ January 10, 2022 [1] Availability as of November 30, 2021 Source: Public filings $330 $300 $300 $400 2021 2022 2023 2024 to 2025 2026 2027 2028 to 2030 2031 Revolver U.S. Accounts Receivable Facility Poland Credit Facilities Poland Accounts Receivable Facility (US$ in millions) Revolving Credit Facility 5.375% Notes Cash and Cash Equivalents 4.875% Notes 3.875% Notes Debt maturity profile provides strategic flexibility Debt Maturity Profile Q1 FY’22 Liquidity1 (US$ in millions)

46% 42% 37% 33% 32% 24% 18% 21% 22% 20% 17% 18% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 3.9x 3.2x 2.5x 1.9x 1.6x 1.2x 0.9x 1.1x 1.2x 1.0x 0.8x 0.7x NM 0.5x 1.0x 1.5x 2.0x 2.5x 3.0x 3.5x 4.0x 4.5x Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Leverage Profile 15Q1 FY22 Supplemental Slides │ January 10, 2022 Source: Public filings, Internal data Notes: 1. Total debt is defined as long-term debt plus current maturities of long-term debt and short-term borrowings. 2. Net Debt is defined as total debt less cash & cash equivalents. 3. EBITDA depicted is adjusted EBITDA from continuing operations on a trailing 12-month basis. 4. Net debt-to-capitalization is defined as net debt on CMC’s balance sheet divided by the sum of total debt and shareholders’ equity For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, see the appendix to this document. Financial strength gives us the flexibility to fund our announced projects, pursue opportunistic M&A, and distribute cash to shareholders Net Debt1,2 / EBITDA3 Net Debt-to-Capitalization4

Q1 FY22 Supplemental Slides │ January 10, 2022 16 Appendix: Non-GAAP Financial Reconciliations

Adjusted EBITDA and Core EBITDA

Figures in thousand $	3 MONTHS ENDED 11/30/2021	8/31/2021	5/31/2021	2/28/2021	11/30/2020
Earnings from continuing operations	$232,889	$152,313	$130,408	$66,233	$63,911
Interest expense	11,035	11,659	11,965	14,021	14,259
Income taxes	28,872	40,444	38,175	20,941	21,593
Depreciation and amortization	41,226	42,437	41,804	41,573	41,799
Amortization of acquired unfavorable contract backlog	–	(1,495)	(1,508)	(1,509)	(1,523)
Asset impairments	–	2,439	277	474	3,594
Adjusted EBITDA from continuing operations[1]	$314,022	$247,797	$221,121	$141,733	$143,633
Loss on debt extinguishment	–	–	–	16,841	–
Non-cash equity compensation	9,619	8,119	13,800	12,696	9,062
Gain on sale of assets	–	–	(4,457)	(5,877)	–
Facility closure	–	–	–	5,694	5,214
Labor cost government refund	–	–	–	–	(1,348)
Acquisition and integration related costs and other	3,165	–	–	–	–
Core EBITDA from continuing operations[1]	$326,806	$255,916	$230,464	$171,087	$156,561
North America steel product shipments	699	771	789	740	750
North America downstream shipments	400	415	408	343	371
Europe steel product shipments	365	460	404	353	397
Total finished steel shipments	1,464	1,646	1,601	1,436	1,518
Core EBITDA per ton of finished steel shipped	223	155	144	119	103

[1] See page 22 for definitions of non-GAAP measures

Q1 FY22 Supplemental Slides | January 10, 2022 17

3 MONTHS ENDED 11/30/2021 8/31/2021 5/31/2021 2/28/2021 11/30/2020 Earnings from continuing operations $232,889 $152,313 $130,408 $66,233 $63,911 Loss on debt extinguishment – – – 16,841 – Gain on sale of assets – – (4,457) (5,877) – Facility closure – – – 5,694 5,214 Asset impairments – 2,439 277 474 3,594 Labor cost government refund – – – – (1,348) Acquisition and integration related costs and other 3,165 – – – – Total adjustments (pre-tax) $3,165 $2,439 ($4,180) $17,132 $7,460 Tax impact International restructuring (36,237) – – – – Related tax effects on adjustments (665) (512) 878 (3,598) (1,593) Total tax impact ($36,902) ($512) $878 ($3,598) ($1,593) Adjusted earnings from continuing operations1 $199,152 $154,240 $127,106 $79,767 $69,778 Average diluted shares outstanding (thousands) 122,798 122,376 122,194 121,752 121,128 Adjusted earnings from continuing operations per diluted share $1.62 $1.26 $1.04 $0.66 $0.58 Adjusted Earnings from Continuing Operations Q1 FY22 Supplemental Slides │ January 10, 2022 18[1] See page 22 for definitions of non-GAAP measures Figures in thousand $

Return on Invested Capital Q1 FY22 Supplemental Slides │ January 10, 2022 19 [1] Federal statutory rate of 21% plus approximate impact of state level income tax [2] See page 22 for definitions of non-GAAP measures Figures in thousand $ 3 MOS ENDED 11/30/2021 Earnings from continuing operations before income taxes $261,761 Plus: interest expense 11,035 Plus: acquisition and integration related costs 3,165 Operating profit $275,961 Operating profit $275,961 Less: income tax at statutory rate1 65,679 Net operating profit after tax $210,282 Assets $4,725,258 Less: cash and cash equivalents 415,055 Less: accounts payable 424,919 Less: accrued expenses and other payables 410,305 Invested capital $3,474,979 Annualized net operating profit after tax $841,129 Invested capital (average of Q1 2022 and Q4 2021 ending amounts) $3,344,899 Return on Invested Capital 2 25.1%

Adjusted EBITDA Less Sustaining Capital Expenditures and Disbursements to Stakeholders

Figures in thousand $	12 MONTHS ENDED								3 MONTHS ENDED	
	11/30/2021	8/31/2021	8/31/2020	8/31/2019	8/31/2018	8/31/2017	8/31/2016	8/31/2015	11/30/2021	11/30/2020
Earnings from continuing operations	$581,843	$412,865	$278,302	$198,779	$135,237	$50,175	$62,001	$58,583	$232,889	$63,911
Interest expense	48,680	51,904	61,837	71,373	40,957	44,151	62,121	76,456	11,035	14,259
Income taxes	128,432	121,153	92,476	69,681	30,147	15,276	13,976	36,097	28,872	21,593
Depreciation and amortization	167,040	167,613	165,749	158,653	131,508	124,490	127,111	135,559	41,226	41,799
Asset impairments	3,190	6,784	7,611	384	14,372	1,730	40,028	2,573	–	3,594
Amortization of acquired unfavorable contract backlog	(4,512)	(6,035)	(29,367)	(74,784)	–	–	–	–	–	(1,523)
Adjusted EBITDA from continuing operations[1]	$924,673	$754,284	$576,608	$424,086	$352,221	$235,822	$305,237	$309,268	$314,022	$143,633
Sustaining capital expenditures and disbursements to stakeholders										
Sustaining capital expenditures (depreciation and amortization used as proxy)	167,040	167,613	165,749	158,653	131,508	124,490	127,111	135,559	41,226	41,799
Interest expense	48,680	51,904	61,837	71,373	40,957	44,151	62,121	76,456	11,035	14,259
Cash income taxes	151,503	140,950	44,499	7,977	7,198	30,963	50,201	61,000	15,296	4,743
Dividends	60,385	57,766	57,056	56,537	56,076	55,514	55,342	55,945	17,025	14,406
Less: Equity Compensation	(44,234)	(43,677)	(31,850)	(25,106)	(23,929)	(30,311)	(26,355)	(24,484)	(9,619)	(9,062)
Total capital expenditures and disbursements to stakeholders	$383,374	$374,556	$297,291	$269,434	$211,810	$224,807	$268,420	$304,476	$74,963	$66,145
Adjusted EBITDA less capital expenditures and disbursements to stakeholders[1]	$541,299	$379,728	$279,317	$154,652	$140,411	$11,015	$36,817	$4,792	$239,059	$77,488

[1] See page 22 for definitions of non-GAAP measures

Q1 FY22 Supplemental Slides | January 10, 2022 20

Net Debt to Adjusted EBITDA and Net Debt to Capitalization

Figures in thousand $	3 MONTHS ENDED														
	11/30/2021	8/31/2021	5/31/2021	2/28/2021	11/30/2020	8/31/2020	5/31/2020	2/29/2020	11/30/2019	8/31/2019	5/31/2019	2/28/2019	11/30/2018	8/31/2018	5/31/2018
Long-term debt	$1,007,801	$1,015,415	$1,020,129	$1,011,035	$1,064,893	$1,065,536	$1,153,800	$1,144,573	$1,179,443	$1,227,214	$1,306,863	$1,310,150	$1,307,824	$1,138,619	$1,139,103
Current maturities of long-term debt and short-term borrowings	56,896	54,366	56,735	22,777	20,701	18,149	17,271	22,715	13,717	17,439	54,895	88,902	29,083	19,746	19,874
Total debt	$1,064,697	$1,069,781	$1,076,864	$1,033,812	$1,085,594	$1,083,685	$1,171,071	$1,167,288	$1,193,160	$1,244,653	$1,361,758	$1,399,052	$1,336,907	$1,158,365	$1,158,977
Less: Cash and cash equivalents	415,055	497,745	443,120	367,347	465,162	542,103	462,110	232,442	224,797	192,461	120,315	66,742	52,352	622,473	600,444
Net debt[1]	$649,642	$572,036	$633,744	$666,465	$620,432	$541,582	$708,961	$934,846	$968,363	$1,052,192	$1,241,443	$1,332,310	$1,284,555	$535,892	$558,533
Earnings from continuing operations	$232,889	$152,313	$130,408	$66,233	$63,911	$67,782	$64,169	$63,596	$82,755	$85,880	$78,551	$14,928	$19,420	$51,260	$42,325
Interest expense	11,035	11,659	11,965	14,021	14,259	13,962	15,409	15,888	16,578	17,702	18,513	18,495	16,663	15,654	11,511
Income taxes	28,872	40,444	38,175	20,941	21,593	18,495	23,804	22,845	27,332	16,826	29,105	18,141	5,609	6,682	13,312
Depreciation and amortization	41,226	42,437	41,804	41,573	41,799	41,654	41,765	41,389	40,941	41,051	41,181	41,245	35,176	32,610	32,949
Asset impairments	–	2,439	277	474	3,594	1,098	5,983	–	530	369	15	–	–	840	935
Amortization of acquired unfavorable contract backlog	–	(1,495)	(1,508)	(1,509)	(1,523)	(10,691)	(4,348)	(5,997)	(8,331)	(16,582)	(23,394)	(23,476)	(11,332)	–	–
Adjusted EBITDA from continuing operations[1]	$314,022	$247,797	$221,121	$141,733	$143,633	$132,300	$146,782	$137,721	$159,805	$145,246	$143,971	$69,333	$65,536	$107,046	$101,032
Trailing 12 month adjusted EBITDA from continuing operations	$924,673	$754,284	$638,787	$564,448	$560,436	$576,608	$589,554	$586,743	$518,355	$424,086	$385,886	$342,947			
Total debt	$1,064,697	$1,069,781	$1,076,864	$1,033,812	$1,085,594	$1,083,685	$1,171,071	$1,167,288	$1,193,160	$1,244,653	$1,361,758	$1,399,052	$1,336,907	$1,158,365	$1,158,977
Total stockholders' equity	2,486,189	2,295,109	2,156,597	2,009,492	1,934,899	1,889,413	1,800,662	1,758,055	1,701,697	1,624,057	1,564,195	1,498,496	1,489,027	1,493,583	1,452,902
Total capitalization	$3,550,886	$3,364,890	$3,233,461	$3,043,304	$3,020,493	$2,973,098	$2,971,733	$2,925,343	$2,894,857	$2,868,710	$2,925,953	$2,897,548	$2,825,934	$2,651,948	$2,611,879
Net debt to trailing 12 month adjusted EBITDA from continuing operations	0.7x	0.8x	1.0x	1.2x	1.1x	0.9x	1.2x	1.6x	1.9x	2.5x	3.2x	3.9x			
Net debt to capitalization	18%	17%	20%	22%	21%	18%	24%	32%	33%	37%	42%	46%			

[1] See page 22 for definitions of non-GAAP measures

Q1 FY22 Supplemental Slides | January 10, 2022 21

Definitions for non-GAAP financial measures Q1 FY22 Supplemental Slides │ January 10, 2022 22 A D J U S T E D E A R N I N G S F R O M C O N T I N U I N G O P E R A T I O N S Adjusted earnings from continuing operations is a non-GAAP financial measure that is equal to earnings from continuing operations before debt extinguishment costs, certain gains on sale of assets, certain facility closure costs, asset impairments, labor cost government refunds and acquisition settlements, including the estimated income tax effects thereof. Adjusted earnings from continuing operations should not be considered as an alternative to earnings from continuing operations or any other performance measure derived in accordance with GAAP. However, we believe that adjusted earnings from continuing operations provides relevant and useful information to investors as it allows: (i) a supplemental measure of our ongoing core performance and (ii) the assessment of period-to-period performance trends. Management uses adjusted earnings from continuing operations to evaluate our financial performance. Adjusted earnings from continuing operations may be inconsistent with similar measures presented by other companies. Adjusted earnings from continuing operations per diluted share is defined as adjusted earnings from continuing operations on a diluted per share basis. C O R E E B I T D A F R O M C O N T I N U I N G O P E R A T I O N S Core EBITDA from continuing operations is the sum of earnings from continuing operations before interest expense and income taxes. It also excludes recurring non-cash charges for depreciation and amortization and asset impairments. Core EBITDA from continuing operations also excludes debt extinguishment costs, non-cash equity compensation, certain gains on sale of assets, certain facility closure costs, acquisition settlement costs and labor cost government refunds. Core EBITDA from continuing operations should not be considered an alternative to earnings (loss) from continuing operations or net earnings (loss), or as a better measure of liquidity than net cash flows from operating activities, as determined by GAAP. However, we believe that Core EBITDA from continuing operations provides relevant and useful information, which is often used by analysts, creditors and other interested parties in our industry as it allows: (i) comparison of our earnings to those of our competitors; (ii) a supplemental measure of our ongoing core performance; and (iii) the assessment of period-to-period performance trends. Additionally, Core EBITDA from continuing operations is the target benchmark for our annual and long-term cash incentive performance plans for management. Core EBITDA from continuing operations may be inconsistent with similar measures presented by other companies. ADJUSTED EBITDA FROM CONTINUING OPERATIONS Adjusted EBITDA from Continuing Operations is a non-GAAP financial measure. Adjusted EBITDA is the sum of the Company's earnings from continuing operations before interest expense, income taxes, depreciation and amortization expense, impairment expense, and amortization of acquired unfavorable contract backlog. Adjusted EBITDA from continuing operations should not be considered as an alternative to earnings from continuing operations or any other performance measure derived in accordance with GAAP. However, we believe that adjusted EBITDA from continuing operations provides relevant and useful information to investors as it allows: (i) a supplemental measure of our ongoing performance and (ii) the assessment of period-to-period performance trends. Management uses adjusted EBITDA from continuing operations to evaluate our financial performance. Adjusted EBITDA from continuing operations may be inconsistent with similar measures presented by other companies. ADJUSTED EBITDA LESS CAPITAL EXPENDITURES AND DISBURSEMENTS TO STAKEHOLDERS Adjusted EBITDA less sustaining capital expenditures and disbursements to shareholders is defined as Adjusted EBITDA less depreciation and amortization (used as a proxy for sustaining capital expenditures) less interest expense, less cash income taxes less dividend payments plus stock-based compensation. NET DEBT Net debt is defined as total debt less cash and cash equivalents. RETURN ON INVESTED CAPITAL Return on Invested Capital is defined as: 1) after-tax operating profit divided by 2) total assets less cash & cash equivalents less non-interest-bearing liabilities

Q1 FY22 Supplemental Slides │ January 10, 2022 23 Thank You